                                                       EXHIBIT 12.1


                      POGO PRODUCING COMPANY & SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                          YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------
                                            1994        1995        1996       1997        1998
                                          -------      -------     -------    -------    --------
EARNINGS:
Income (loss) before taxes
  and extraordinary item                  $42,891      $14,121     $52,381    $55,207    $(70,849)
     Add--
       Fixed charges                       10,377       11,454      13,554     22,361      25,197
     Less--
       Capitalized interest                  (739)      (1,834)     (4,244)    (6,175)     (9,381)
                                          -------      -------     -------    -------    --------
       Total earnings                     $52,529      $23,741     $61,691    $71,393    $(55,033)
                                          -------      -------     -------    -------    --------
                                          -------      -------     -------    -------    --------
FIXED CHARGES
Interest expense                          $10,104      $11,167     $13,203    $21,886    $ 24,682
Portion of rental expense
  representing interest                       273          287         351        475         515
                                          -------      -------     -------    -------    --------
       Total fixed charges                $10,377      $11,454     $13,554    $22,361    $ 25,197
                                          -------      -------     -------    -------    --------
                                          -------      -------     -------    -------    --------
RATIO OF EARNINGS TO FIXED CHARGES            5.1          2.1         4.6        3.2         (a)
                                          -------      -------     -------    -------    --------
                                          -------      -------     -------    -------    --------

(a) Earnings are insufficient to cover fixed charges for 1998 by $80,230,000